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                       CONSULTING AND NONCOMPETITION AGREEMENT

    This is a Consulting and Noncompetition Agreement (this "Agreement") dated December 31, 1996, among Florida Gaming Centers, Inc., a Delaware Corporation (the "Company") and Roger M. Wheeler, Jr. (the "Consultant").

                                       RECITALS

    A. The Company is purchasing the assets of WJA Realty Limited Partnership, a Massachusetts limited partnership ("Seller") pursuant to an Assets Purchase Agreement dated as of November 20, 1996 (the "Purchase Agreement"), between Florida Gaming Corporation ("FGC"), the Company and Seller. All capitalized terms used, but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

    B. Following the Company's purchase of the Assets, the Company wishes to benefit from the Consultant's experience and knowledge by utilizing him as a consultant to the Company, and the Company further wishes to prevent Consultant from competing with the Company subject to the terms and conditions set forth herein.

                                 TERMS AND CONDITIONS

    1. CONSULTING SERVICES. In consideration of the Company's purchase of the Assets from Seller and the additional consideration described below, the Consultant agrees for a period of ten years from the date hereof to provide such consulting services as may reasonably be requested by officers or directors of the Company, including, without limitation, (i) advising the Company regarding the operation of its business; (ii) advising the Company regarding its marketing and promotional plans and activities; (iii) participating in the preparation of competitive analyses; and (iv) advising the Company regarding political matters. Notwithstanding the foregoing, the Consultant shall be obligated to consult with and advise the Company not more than ten hours per month if so requested by officers or directors of the Company. The Company shall:

    (a)  Pay to the Consultant a fee (the "Consulting Fee"), as follows:

         (1) One hundred thousand dollars ($100,000) for each of the first five years commencing at the Closing Date, payable in arrears in twelve equal monthly installments commencing one month after the Closing Date,

         (2) Fifty thousand dollars ($50,000) for each of the five years commencing at the fifth anniversary of the Closing Date, payable in arrears in twelve equal monthly installments, commencing one month after such fifth anniversary,

    (b) Cause to be issued to the Consultant an option to purchase twenty five thousand (25,000) shares of the Common Stock of FGC pursuant to an option agreement in the form of Attachment A hereto. The exercise price shall be the market price of such stock as of the close of business on the date of the Closing contemplated by the Purchase Agreement. Such option shall be exercisable for five years.

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    (c)  Cause the Consultant and one other person designated by the Consultant and approved by the Company (such approval shall not to be unreasonably withheld) (i) to be appointed to the board of directors of FGC and (ii) unless it would be inconsistent with the fiduciary duties of the directors of FGC (as determined in good faith by such directors) (a "Fiduciary Inconsistency"), to be renominated for election to the FGC board of directors in connection with each expiration of each of their terms during the entire ten year period commencing at the Closing Date (the "Ten Year Period"). Upon each Fiduciary Inconsistency, if any, FGC shall give notice to the Consultant and the Consultant may, but shall not be required to, propose by written notice to FGC a different individual to serve on the FGC board. Upon such a proposal, the designated individual shall be treated as the Consultant (or his designee, as appropriate) for the purposes of clause (ii) of the first sentence of this subsection 1(c) and shall therefore be nominated to the FGC board absent a Fiduciary Inconsistency with respect to that individual. If the Consultant should die during the Ten Year Period, Seller shall have the authority to designate a different individual who shall, for the remainder of the Ten Year Period, be treated as the Consultant for all purposes under this subsection 1(c).

The Consulting Fee shall terminate upon the death of the Consultant, provided, however, that the Company shall pay a death benefit to the estate of the Consultant, in an amount equal to the Consulting Fee payments remaining to be paid during the entire ten year duration of the Consulting Fee, as and when those payments would have been due in the absence of the death of the Consultant.

    2. COVENANTS OF THE CONSULTANT. In further consideration for the Company's purchase of the Assets and the payments to be made to the Consultant hereunder, the Consultant covenants and agrees as follows:

         (a) COVENANT NOT TO COMPETE. For a period of three years after the date of this Agreement, except for the services to be rendered by the Consultant under this Agreement, the Consultant shall not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, investor, director, consultant or in any other capacity (i) participate or engage in, or assist others in participating or engaging in, a parimutuel or gaming business within 75 miles of any of the jai alai frontons located in Miami, Ft. Pierce, Tampa, and Ocala Florida; or (ii) solicit, or assist others in soliciting, any employees of Company from leaving their employ (including the current and former employees of Seller).

         (b) CONFIDENTIALITY. The Consultant shall not communicate, disclose or use for the benefit of themselves or any other person, firm, partnership, corporation or other entity (a "Person"), in any way, or anywhere, any customer or supplier lists, business secrets or methods, business policies, manuals of instruction, reports, research, records, catalogs, samples, advertising brochures, or other forms, or any other confidential or proprietary information or trade secrets of any type or description whatsoever belonging to the Company, including, without limitation, those formerly belonging to Seller which are being purchased by the Company pursuant to the Purchase Agreement ("Confidential Information"). The Consultant acknowledges that he has in his possession or control documents, memoranda, notes and other writings (and copies thereof) prepared by the Consultant or otherwise, which contain or relate to Confidential Information (the "Confidential


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Documents").  Consultant shall take all steps necessary to maintain the confidentiality of the Confidential Documents and shall not use the Confidential Documents for any purpose other than in connection with (i) his duties under this Agreement and (ii) any matters related to the Purchase Agreement.

         (c) REASONABLENESS OF COVENANTS. It is expressly understood and agreed that although the Company and the Consultant consider the covenants contained in this paragraph 2 to be reasonable for the purpose of preserving the Company's proprietary rights and ongoing business value including, without limitation, such rights and value transferred to the Company pursuant to the Purchase Agreement, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this paragraph 2 is an unenforceable restriction against the Consultant, the provisions of such restriction shall not be rendered void but shall be deemed reduced as to a duration or scope or otherwise amended to such extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this paragraph 2 is unenforceable, and such restriction cannot be amended so as to make it unenforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

    3.   REMEDIES.   The Consultant acknowledges that the Company has
consummated the transactions contemplated in the Purchase Agreement in reliance upon Consultant's fulfillment of the obligations imposed by this Agreement. The Consultant agrees that the Company may not be adequately compensated by money damages for a breach by the Consultant of any of the covenants contained herein, and the Consultant agrees that the Company shall be entitled, in addition to all other remedies, to injunctive relief and specific performance of this Agreement. The parties further agree that, if the Company reasonably determines that the Consultant has breached any of his covenants contained herein, in addition to all other remedies, the Company shall have the right to set off the amount of any damages which it sustains as a result of such breach against any amounts the Company owes to the Consultant, including, without limitation, any payments owed to Seller pursuant to the Purchase Agreement.

    4. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Consultant for all reasonable travel, entertainment, and similar expenses that the Company directs the Consultant to incur in connection with the provision of consulting services under this Agreement. The Company shall not reimburse any expense that is not specifically approved by the Company before it is incurred. Any reimbursements under this paragraph shall be made upon the Consultant's presentation to the Company, from time to time, of an account of such expenses in such form and in such detail as the Company may reasonably request.

    5.   MISCELLANEOUS.

         (a) ASSIGNABILITY. The services to be rendered by the Consultant under this Agreement are unique and personal, and the Consultant may not assign any of his rights or delegate any of his duties under this Agreement. The rights or obligations of the Company under this Agreement shall benefit and bind the successors and assigns of the Company.


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

         (b) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Florida.

         (c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior understandings with respect to the subject matter hereof. No change in or modification of this Agreement shall be enforceable, unless in writing and signed by the party against whom enforcement is sought.

         (d) INDEPENDENT CONTRACTOR. The parties acknowledge and agree that the Consultant shall perform his consulting services hereunder as an independent contractor and not as an employee of the Company. The Consultant shall not have, receive or be entitled to receive under this Agreement any of the rights, privileges, or benefits of employees of the Company.

         (e) SEVERABILITY. If any provision of this Agreement or the application thereof shall be adjudged by any court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of all other applications of such provision, and of all other provisions and applications hereof, shall not in any way be affected or impaired unless such provision is of the essence of this Agreement.

         (f) NO WAIVERS. No failure or delay on the part of any party exercising any power or right under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any such right or power shall preclude any other or further exercise thereof, or the exercise of any other right or power under this Agreement.

         (g) HEADINGS. The headings used in this Agreement have been included solely for ease of reference and shall not be deemed a part of this Agreement in construing or interpreting the provisions hereof.

         (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. It shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one such counterpart.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

Florida Gaming Centers, Inc.           Consultant

                                       Name:
By                                          ------------------------------
  ---------------------------------            Roger M. Wheeler, Jr.

Title:                                 Signature:
     -----------------------------               -------------------------

Date:                                  Date:
    ------------------------------          ------------------------------


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Freedom Financial Corporation, in order to induce the Consultant to enter into this Agreement, hereby agrees to cast, or to cause to be cast, one vote for each of the shares of FGC to which it (or any entity controlled by it) is entitled to vote in the election of FGC directors in favor of the individuals nominated pursuant to clause (ii) of the first sentence of subsection 1(c) of the agreement set forth above between the Company and the Consultant.

Freedom Financial Corporation

By
  ---------------------------------

Title:
     -----------------------------

Date:
    ------------------------------

W. Bennett Collett, in order to induce the Consultant to enter into this Agreement, hereby agrees to cast, or to cause to be cast, one vote for each of the shares of FGC to which he (or any entity controlled by him) is entitled to vote in the election of FGC directors in favor of the individuals nominated pursuant to clause (ii) of the first sentence of subsection 1(c) of the agreement set forth above between the Company and the Consultant.



-----------------------------------
W. Bennett Collett


Date:
    ------------------------------

Florida Gaming Corporation, in order to induce the Consultant to enter into this Agreement, hereby guarantees the Company's performance of its obligations under
Section 1 of the agreement set forth above between the Company and the Consultant.

Florida Gaming Corporation


By
  ---------------------------------

Title:
     -----------------------------

Date:
    ------------------------------


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